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                                                                     EXHIBIT 4.5

                                    GUARANTY

     GUARANTY dated as of November 9, 2005 (this "Guaranty"), by each of the undersigned (each such Person hereinafter referred to individually as a "Borrower" and, collectively as the "Borrowers"), in favor of (a) Bank of America, N.A., a Delaware corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent" and, in its capacity as both Administrative Agent and Collateral Agent, the "Agent") for the Secured Parties (as defined in the Credit Agreement referred to below), (b) the Issuing Bank (as defined in the Credit Agreement), (c) the Lenders party to the Credit Agreement, and (d) the other Secured Parties.

                                   WITNESSETH

     Reference is made to the Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, (i) the Borrowers, (ii) the Lenders named therein, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and as Swingline Lender, and (iv) Bank of America, N.A., as Issuing Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrowers of a Guaranty in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Borrowers are willing to execute this Guaranty.

     Accordingly, the Borrowers agree as follows:

     SECTION 1. Guaranty. Each Borrower unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance (whether at the stated maturity, by acceleration or otherwise) by each other Borrower of all Obligations. Each Borrower further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guaranty notwithstanding any extension or renewal of any Obligation. The liabilities of each Borrower hereunder are joint and several.

     SECTION 2. Obligations Not Affected. To the fullest extent permitted by Applicable Law, each Borrower waives presentment to, demand of payment from and protest to any other Borrower of any of the Obligations, and also waives notice of acceptance of the Guaranty and notice of protest for nonpayment. To the fullest extent permitted by Applicable Law, the obligations of each Borrower hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of the Credit Agreement, any other

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Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty, any other Loan Document or any other agreement, with respect to any particular Borrower under the Credit Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. Each of the Borrowers authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of the Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees or other obligors.

     SECTION 4. Guaranty of Payment. Each of the Borrowers further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the Collateral or other security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any other Borrower or any other Person or to any other guarantor of all or part of the Obligations.

     SECTION 5. Indemnification. Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Borrowers jointly and severally shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Guaranty or any other Loan Document, the performance by any Borrower of its obligations under this Guaranty or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee or any Affiliate of an Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Borrowers shall promptly pay the reasonable fees and expenses of such counsel.

     SECTION 6. No Discharge or Diminishment of Guaranty. The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including

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any claim of waiver, release, surrender, alteration or compromise of any of the
Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 7. Defenses of Borrowers Waived. To the fullest extent permitted by Applicable Law, each of the Borrowers waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to, and to the extent permitted by, Applicable Law, each of the Borrowers waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower or any security.

     SECTION 8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Secured Party has at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Borrowers hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Borrower of any sums to an Agent or any other Secured Party as provided above, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any other Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full in cash of all of the Obligations. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, any Borrower may make payments to any other Borrower or accept payments from any other Borrower on account of any such indebtedness. After the occurrence and during the continuance of any Default or Event of Default, none of the Borrowers will make any further

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payment or demand, sue for, or otherwise attempt to collect any such indebtedness until indefeasible payment in full in cash of the Obligations, termination of Lenders' obligations to make Loans and termination of the Issuing Bank's obligation to issue Letters of Credit under the Credit Agreement. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any other Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 9. Limitation on Guaranty of Obligations. In any action or proceeding with respect to any Borrower involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Borrower under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     SECTION 10. Information. Each of the Borrowers assumes all responsibility for being and keeping itself informed of each other Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise any of the Borrowers of information known to it or any of them regarding such circumstances or risks.

     SECTION 11. Termination. The Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Outstandings have been reduced to zero, or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Borrower upon the bankruptcy or reorganization of any other Borrower or otherwise.

     SECTION 12. Costs of Enforcement. The Borrowers will pay on demand (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and any outside consultants for the Agents, in connection with the preparation and administration of this Guaranty or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions

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contemplated hereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents or the Issuing Bank, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents or the Issuing Bank, in connection with the enforcement or protection of the rights of the Agents or the Issuing Bank in connection with the Loan Documents, including their rights under this Guaranty.

     SECTION 13. Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrowers that are contained in this Guaranty shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Guaranty shall be binding upon each of the Borrowers and their respective permitted successors and assigns, and shall inure to the benefit of the Agents and the other Secured Parties, and their respective permitted successors and assigns, except that no Borrower shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void). This Guaranty shall be construed as a separate agreement with respect to each Borrower and may be amended, modified, supplemented, waived or released with respect to any Borrower without the approval of any other Borrower and without affecting the obligations of any other Borrower hereunder.

     SECTION 14. Waivers; Amendment. (a) The rights, remedies, powers, privileges, and discretions of the Agents hereunder and under Applicable Law (herein, the "Agents' Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agents in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agents of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agents and any Person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by the Agents of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agents and the

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Borrower or Borrowers with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with
Section 9.02 of the Credit Agreement.

     SECTION 15. Copies and Facsimiles. This instrument and all documents which have been or may be hereinafter furnished by the Borrowers to any of the Agents may be reproduced by the Agents by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     SECTION 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty or any other Loan Document shall be considered to have been relied upon by the Agents and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

     (b) Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 18. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

     SECTION 19. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty.


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     SECTION 20. Jurisdiction; Consent to Service of Process. (a) The Borrowers
agree that any suit for the enforcement of this Guaranty or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Borrowers hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Borrowers agree that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Guaranty or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

     (b) Each Borrower irrevocably consents to service of process in the manner provided for in the Credit Agreement. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

     SECTION 21. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY HERETO IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 21.

     SECTION 22. Right of Set-off. If an Event of Default shall have occurred and be continuing and at the direction of Agent, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or such Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Guaranty and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.


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                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the Borrowers have duly executed this Guaranty under seal as of the day and year first above written.

                                        BORROWERS:

                                        MARSH SUPERMARKETS, LLC
                                        MARSH SUPERMARKETS, INC.
                                        MARSH DRUGS, INC.
                                        MARSH VILLAGE PANTRIES, INC.
                                        A. L. ROSS & SONS, INC.
                                        MUNDY REALTY, INC.
                                        MAR PROPERTIES, INC.
                                        MARLEASE, INC.
                                        MARSH INTERNATIONAL, INC.
                                        MARSH DRUGS OF ILLINOIS, INC.
                                        LIMITED HOLDINGS, INC.
                                        MARSH SUPERMARKETS OF   ILLINOIS, INC.
                                        TEMPORARY SERVICES, INC.
                                        CONTRACT TRANSPORT, INC.
                                        NORTH MARION DEVELOPMENT CORPORATION
                                        O'MALIA FOOD MARKETS, LLC
                                        FLORAL FASHIONS, LLC
                                        CRYSTAL FOOD SERVICES, LLC
                                        MCNAMARA, LLC
                                        LOBILL FOODS, LLC
                                        CONTRACT TRANSPORT, LLC
                                        VILLAGE PANTRY, LLC
                                        MARSH DRUGS, LLC
                                        MARSH CLEARING HOUSE, LLC
                                        CRYSTAL CAFE MANAGEMENT GROUP, LLC
                                        CONVENIENCE STORE TRANSPORTATION
                                           COMPANY, LLC
                                        CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                                        BUTTERFIELD FOODS, LLC


                                        By: /S/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President,
                                            Chief Financial Officer and
                                            Treasurer


                                        Attest: /S/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary

                                        PANTRY PROPERTY, LLC
                                        BY: VILLAGE PANTRY, LLC

                                        MS PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC

                                        BF PROPERTY, LLC
                                        BY: BUTTERFIELD FOODS, LLC

                                        CF PROPERTY, LLC
                                        BY: CRYSTAL FOOD SERVICES, LLC

                                        MD PROPERTY, LLC
                                        BY: MARSH DRUGS, LLC

                                        LB PROPERTY, LLC
                                        BY: LOBILL FOODS, LLC

                                        MCN PROPERTY, LLC
                                        BY: MCNAMARA, LLC

                                        CSD PROPERTY, LLC
                                        BY: CRYSTAL CAFE MANAGEMENT GROUP, LLC

                                        FLORAL PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC


                                        By: /S/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer


                                        Attest: /S/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary


                                        TRADEMARK HOLDINGS, INC.


                                        By: /S/ P. Lawrence Butt
                                            ------------------------------------
                                            P. Lawrence Butt, Assistant
                                            Treasurer